UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.       )

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BOLT PROJECTS HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Bolt Projects Holdings, Inc.
2261 Market Street, Suite 5447
San Francisco, CA 94114

Notice of Cancellation of Special Meeting of Stockholders

The Company previously disclosed that it intended to hold a special meeting of stockholders on December 1, 2025 (the “Special Meeting”) to approve for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of the maximum number of shares of common stock issuable by the Company upon conversion of convertible notes and exercise of warrants the Company expects to issue and sell to Murchinson Ltd or its affiliates (the “Convertible Notes Proposal”). The Special Meeting was adjourned on December 1, 2025 and reconvened on December 16, 2025, and again on December 26, 2025 due to a lack of quorum. In light of the delisting determination received from the Nasdaq Hearings Panel on December 31, 2025, the Company has determined to withdraw from stockholder consideration the Convertible Notes Proposal and cancel the reconvening of the Special Meeting scheduled to be held on Friday, January 16, 2026 at 11:00 a.m., Eastern Time.

January 14, 2026